UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2019

Colony Credit Real Estate, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-38377	38-4046290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 S. Flower Street, 44th Floor Los Angeles, CA		90071
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	CLNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

CLO Transaction Overview

On October 22, 2019 (the “CLO Closing Date”), Colony Credit Real Estate, Inc. (the “Company”) entered into a collateralized loan obligation (the “CLO”) through its subsidiary real estate investment trust, CLNC Mortgage Sub-REIT, LLC (“Sub-REIT”), and two wholly-owned subsidiaries of Sub-REIT, CLNC 2019-FL1, Ltd., a newly formed exempted company incorporated with limited liability under the laws of the Cayman Islands, as issuer (the “Issuer”), and CLNC 2019-FL1, LLC, a Delaware limited liability company, as co-issuer (the “Co-Issuer” and together with the Issuer, the “CLO Issuers”). On the CLO Closing Date, the CLO-Issuers issued six classes of notes, the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes (the “Offered Notes”), and the Issuer issued an additional two classes of notes, the Class F Notes and the Class G Notes, each in the principal amount and having the characteristics and designations set forth in the table and description below (together with the Offered Notes, the “Notes”). In addition, concurrently with the issuance of the Notes, the Issuer issued 83,035.969 Preferred Shares, par value $0.001 per share, and with an aggregate liquidation preference equal to $1,000 per share (the “Preferred Shares” and, together with the Notes, the “Securities”).

The CLO Issuers issued or co-issued the Notes, as applicable, pursuant to the terms of an indenture, dated as of October 22, 2019 (the “Indenture”), by and among the CLO Issuers, CLNC Advancing Agent, LLC (“CLNC Advancing Agent”), as advancing agent (in such capacity, together with its permitted successors and assigns, the “Advancing Agent”), U.S. Bank National Association, as trustee (in such capacity, together with its permitted successors and assigns, the “Trustee”) and as note administrator (together with its permitted successors and assigns, the “Note Administrator”). The Note Administrator will also act as paying agent, calculation agent, transfer agent, custodian, backup advancing agent and notes registrar for the Issuer. CLNC Advisors, LLC, a subsidiary of the Company, will serve as the collateral manager for the Issuer (in such capacity, together with its permitted successors and assigns, the “Collateral Manager”). A copy of the Indenture is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Class of Securities	Principal or Notional Amount	Percentage of the Aggregate Principal or Notional Amount of all Securities	Ratings (Moody’s / DBRS)	Initial Weighted Average Life of Notes(1)	Fully Extended Weighted Average Life of Notes(2)
Class A Notes	$528,409,000	52.500%	Aaa(sf) / AAA(sf)	3.35 years	3.85 years
Class A-S Notes	$100,650,000	10.000%	NR / AAA(sf)	4.04 years	4.57 years
Class B Notes	$60,390,000	6.000%	NR / AA(low)(sf)	4.20 years	4.73 years
Class C Notes	$70,454,000	7.000%	NR / A(low)(sf)	4.33 years	4.74 years
Class D Notes	$65,422,000	6.500%	NR / BBB(sf)	4.49 years	4.78 years
Class E Notes	$15,098,000	1.500%	NR / BBB(low)(sf)	4.49 years	4.83 years
Class F Notes	$50,325,000	5.000%	NR / BB (low)(sf)	4.62 years	5.45 years
Class G Notes	$32,711,000	3.250%	NR / B(low)(sf)	4.68 years	5.49 years
Preferred Shares	$83,035,969	8.250%	NR / NR	N/A	N/A

(1)	The weighted average life of each class of Notes has been calculated assuming certain collateral characteristics, including that there are no prepayments, defaults or delinquencies and certain other modeling assumptions. In addition, it is assumed that each commercial real estate loan pays off on its current maturity date without extension. There can be no assurances that such assumptions will be met.
(2)	The weighted average life of each class of Notes has been calculated assuming certain collateral characteristics, including that there are no prepayments, defaults or delinquencies and certain other modeling assumptions. In addition, it is assumed that each commercial real estate loan is fully extended to its maximum contracted extension term. There can be no assurances that such assumptions will be met.

The Notes will mature at par on the payment date in August 2035, unless redeemed or repaid prior thereto.

The Indenture allows for the exchange of all or a portion of certain classes of Notes for proportionate interests in one or more classes of certain other notes, as further explained under the heading “Exchangeable Notes” below.

The Offered Notes were placed pursuant to a Placement Agreement, dated as of October 10, 2019, by and among the Issuer, the Co-Issuer, Credit RE Operating Company, LLC, Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, Barclays Capital Inc., Goldman Sachs & Co. LLC and Citigroup Global Markets Inc. CLNC 2019-FL1 DRE, LLC, which is an indirect subsidiary of the Company and wholly-owned subsidiary of Sub-REIT, acquired 100% of the Class F Notes, the Class G Notes and the Preferred Shares issued on the CLO Closing Date.

The Offered Notes represent limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from certain collateral interests acquired by the Issuer on and after the CLO Closing Date and pledged under the Indenture. To the extent the collateral is insufficient to make payments in respect of the Offered Notes, none of the Issuer, the Co-Issuer, any of their respective affiliates or any other person will have any obligation to pay any further amounts in respect of the Offered Notes. The Class F Notes and the Class G Notes are not secured.

The Preferred Shares are subject to the terms and conditions of a Preferred Share Paying Agency Agreement, dated as of October 22, 2019, among the Issuer, U.S. Bank National Association, as paying agent and transfer agent, and MaplesFS Limited, as administrator and share registrar. The Preferred Shares will have no stated dividend rate except that one Preferred Share as a separate sub-class will have a dividend rate calculated on its notional amount pursuant to the Preferred Share Paying Agency Agreement. The holders of the Preferred Shares are entitled to receive monthly non-cumulative dividends on each payment date if and to the extent that funds are available for such purpose in accordance with the priority of payments and Cayman Islands law. Such dividends will be payable only to the extent of the Issuer’s distributable profits and/or share premium and only if the Issuer is and will remain solvent after such distributions are paid (each factor determined in accordance with Cayman Islands law). In addition, the holders of the Preferred Shares will be entitled to receive distributions in connection with the redemption thereof, payable from the collateral after payment of all specified amounts in accordance with the priority of payments and Cayman Islands law.

The Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The proceeds from the issuance of the Securities on the CLO Closing Date, after payment of certain fees and expenses, were used to (i) purchase an initial portfolio of collateral interests, (ii) repay amounts owed by CLNC 2019-FL1 Funding, LLC (the “Seller”), a Delaware limited liability company and the seller of the collateral interests in respect of pre-closing financings, and (iii) undertake certain related activities.

The initial portfolio of collateral interests was purchased by the Issuer from the Seller pursuant to a Collateral Interest Purchase Agreement (the “Collateral Interest Purchase Agreement”), dated as of October 22, 2019, by and among the Issuer, the Seller and, solely with regard to certain tax covenants, Sub-REIT. Pursuant to the Collateral Interest Purchase Agreement, the Seller made certain representations and warranties to the Issuer with respect to the collateral interests. In the event that a material breach of a representation or warranty or material document defect with respect to any collateral interest exists, the Seller will have to either (a) correct or cure such breach of representation or warranty or material document defect in all material respects, within 90 days of discovery by the Seller or written notice from any party to the Indenture (to the extent such breach or defect is capable of being corrected or cured), (b) subject to the consent of a majority of each class of Notes (excluding any Notes held by the Seller or any of its affiliates), make a cash payment to the Issuer or (c) repurchase such collateral interest at a repurchase price calculated as set forth in the Collateral Interest Purchase Agreement.

The Notes

Collateral

The Offered Notes will be secured by, among other things, (i) the collateral interests (mortgage loans, combined loans (consisting of mortgage loans and mezzanine loans) and participations in mortgage loans or combined loans) acquired by the Issuer, including the CLO Closing Date collateral interests and any collateral interests acquired by the Issuer after the CLO Closing Date, (ii) the collection account, the participated loan collection account, the payment account, the custodial account and the related security entitlements and all income from the investment of funds in any of the foregoing at any time credited to any of the foregoing accounts, (iii) the eligible investments purchased from deposits in certain accounts, (iv) the Issuer’s rights under certain agreements (including the Collateral Management Agreement, the Collateral Interest Purchase Agreement and the Servicing Agreement, each as defined herein), (v) all amounts delivered to the Note Administrator or its bailee (directly or through a securities intermediary), (vi) all other investment property, instruments and general intangibles in which the Issuer has an interest, other than certain excepted property, (vii) the Issuer’s ownership interests in and rights in all permitted subsidiaries and (viii) all proceeds of the foregoing (collectively, the “Collateral”). The Collateral will not include, and the Offered Notes will not be secured by, any interests in certain excepted property.

Maturity

The Notes will mature at par on the payment date in August 2035, unless redeemed or repaid prior thereto.

Interest Rate

For purposes of the below, “Benchmark” means, initially, LIBOR; provided that if LIBOR or the then-current alternative benchmark is replaced, then “Benchmark” means the applicable replacement.

Class A Notes. The Class A Notes will bear interest at a per annum rate equal to the sum of (a) the Benchmark plus (b)(i) with respect to each payment date (and related interest accrual period), 1.25% plus, (ii) with respect to each payment date (and related interest accrual period) on and after the payment date in July 2025, 0.25%.

Class A-S Notes. The Class A-S Notes will bear interest during each interest accrual period at a per annum rate equal to the sum of (a) the Benchmark plus, (b)(i) with respect to each payment date (and related interest accrual period), 1.55% plus, (ii) with respect to each payment date (and related interest accrual period) on and after the payment date in July 2025, 0.25%.

Class B Notes. The Class B Notes will bear interest during each interest accrual period at a per annum rate equal to the sum of (a) the Benchmark plus, (b)(i) with respect to each payment date (and related interest accrual period), 1.90% plus, (ii) with respect to each payment date (and related interest accrual period) on and after the payment date in July 2025, 0.50%.

Class C Notes. The Class C Notes will bear interest during each interest accrual period at a per annum rate equal to the sum of (a) the Benchmark plus, (b)(i) with respect to each payment date (and related interest accrual period), 2.40% plus, (ii) with respect to each payment date (and related interest accrual period) on and after the payment date in July 2025, 0.50%.

Class D Notes. The Class D Notes will bear interest during each interest accrual period at a per annum rate equal to the sum of (a) the Benchmark plus, (b)(i) with respect to each payment date (and related interest accrual period), 2.90% plus, (ii) with respect to each payment date (and related interest accrual period) on and after the payment date in July 2025, 0.50%.

Class E Notes. The Class E Notes will bear interest during each interest accrual period at a per annum rate equal to the sum of (a) the Benchmark plus, (b)(i) with respect to each payment date (and related interest accrual period), 3.20% plus, (ii) with respect to each payment date (and related interest accrual period) on and after the payment date in June 2025, 0.50%.

Class F Notes. The Class F Notes will bear interest (1) during the initial interest accrual period, at a per annum rate equal to 0.00% and (2) during each succeeding interest accrual period at a per annum rate equal to the sum of (a) the Benchmark plus, (b)(i) with respect to each payment date (and related interest accrual period), 4.20% plus, (ii) with respect to each payment date (and related interest accrual period) on and after the payment date in October 2021, 0.50%.

Class G Notes. The Class G Notes will bear interest (1) during the initial interest accrual period, at a per annum rate equal to 0.00% and (2) during each succeeding interest accrual period at a per annum rate equal to the sum of (a) the Benchmark plus, (b)(i) with respect to each payment date (and related interest accrual period), 6.20% plus, (ii) with respect to each payment date (and related interest accrual period) on and after the payment date in October 2021, 0.50%.

Interest on the Notes will be calculated based on the actual number of days in the related interest accrual period, assuming a 360-day year.

The failure to pay interest on the Class A Notes, the Class A-S Notes or the Class B Notes at any time or, if no Class A Notes, Class A-S Notes or Class B Notes are outstanding, on any other class of Notes at the time such class of Notes is the most senior class of Notes outstanding, will constitute an event of default under the Indenture (following any applicable grace period).

For so long as any class of Notes with a higher priority is outstanding, any interest due on the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes (including any corresponding Class F-E Notes and Class F-X Notes, if applicable) and the Class G Notes (including any corresponding Class G-E Notes and Class G-X Notes, if applicable) that is not paid as a result of the operation of the priority of payments on any payment date (any such interest, “Deferred Interest”) will be deferred, will not be considered “due and payable” and the failure to pay such Deferred Interest will not be an event of default under the Indenture. Any Deferred Interest will be added to the outstanding principal balance of such class of Notes (or with respect to the Interest Only MASCOT Notes (as defined below), will have the effect of increasing the notional amount of the related notes and will accrue interest at the applicable rate).

Principal payments on each class of Notes will be paid in accordance with the priority of payments set forth in the Indenture.

Exchangeable Notes

As noted above, the Indenture allows for the exchange of all or a portion of certain classes of Notes for proportionate interests in one or more classes of certain other Notes. Specifically, all or a portion of each of the Class F Notes or the Class G Notes, as applicable, may be exchanged by the holders thereof (such Notes to be exchanged, the “Exchangeable Notes”) for a corresponding (i) MASCOT P&I Note (as defined below) and (ii) a MASCOT Interest Only Note (as defined below). All or a portion of each class of Exchangeable Notes may be exchanged as follows: (a) the Class F Notes may be exchanged for proportionate interests in the Class F-E Notes (the “Class F-E Notes”) and the Class F-X Notes (the “Class F-X Notes”) and (b) the Class G Notes may be exchanged for proportionate interests in the Class G-E Notes (the “Class G-E Notes” and, together with the Class F-E Notes, the “MASCOT P&I Notes”) and the Class G-X Notes (the “Class G-X Notes” and, together with the Class F-X Notes, the “MASCOT Interest Only Notes,” and together with the MASCOT P&I Notes, the “MASCOT Notes”). The MASCOT Interest Only Notes receive interest payments but do not receive principal payments. Interest on the MASCOT Interest Only Notes is calculated on a balance equal to the aggregate outstanding amount on such date of the related MASCOT P&I Note.

With respect to an exchange of the Class F Notes or the Class G Notes, as applicable, for MASCOT Notes, the principal balance of the applicable MASCOT P&I Note received in the exchange will be equal to the principal balance of the Class F Note or Class G Note, as applicable, surrendered in such exchange. The notional balance of a MASCOT Interest Only Note received in an exchange will be equal to the principal balance of the applicable MASCOT P&I Note received in the exchange. The per annum interest rates payable on the MASCOT P&I Notes and the MASCOT Interest Only Notes will be determined, on the date of such exchange, by the holder of the Class F Notes or the Class G Notes, as applicable, surrendered in such exchange. The sum of the interest rates of MASCOT Notes received in any exchange will equal the rates assigned to each of the Class F Notes or the Class G Notes, as applicable, surrendered in such exchange.

All or a portion of each class of the MASCOT Notes received in an exchange may be subsequently exchanged for Class F Notes or Class G Notes, as applicable. The principal balance of the Class F Notes or the Class G Notes, as applicable, received in an exchange will be equal to the principal balance of the corresponding MASCOT P&I Notes surrendered in such exchange and the per annum interest rates payable on the Class F Notes or the Class G Notes, as applicable, received in such exchange will equal the rates assigned to each of the Class F Notes or the Class G Notes, as applicable.

Subordination of the Notes

In general, payments of interest and principal on any class of Notes are subordinate to all payments of interest and principal on any class of Notes with a more senior priority. Generally, all payments on the Notes will be subordinate to certain payments required to be made in respect of any interest advances and certain other expenses. Payments on the Notes will be senior to any payments on or in respect of the Preferred Shares to the extent required by the priority of payments set forth in the Indenture.

Note Protection Tests

The Notes are subject to note protection tests (the “Note Protection Tests”), which will be used primarily to determine whether and to what extent interest received on the collateral interests may be used to make certain payments subordinate to interest and principal payments to the Offered Notes in the priority of payments set forth in the Indenture.

If either of the Note Protection Tests are not satisfied as of any determination date, then on the next payment date, interest proceeds and, to the extent necessary after such application of interest proceeds, principal proceeds will be used to redeem the Offered Notes in accordance with the priority of payments until such Note Protection Tests are satisfied.

The following chart specifies the minimum ratios required for each Note Protection Test to be satisfied for the Offered Notes.

Note Protection Test	Ratio
Minimum Par Value	117.37%
Minimum Interest Coverage	120.00%

The par value ratio is, as of any measurement date, the number (expressed as a percentage) calculated by dividing (a) the net outstanding portfolio balance on such measurement date by (b) the sum of the aggregate outstanding amount of the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes and the amount of any unreimbursed interest advances.

The interest coverage ratio is generally equal to the interest proceeds from the collateral portfolio divided by the interest payable on the Offered Notes.

Collateral Management Agreement

Certain advisory, administrative and monitoring functions relating to the collateral interests will be performed by the Collateral Manager, pursuant to a Collateral Management Agreement, dated as of October 22, 2019, between the Issuer and the Collateral Manager (the “Collateral Management Agreement”).

As compensation for the performance of its obligations as Collateral Manager, the Collateral Manager is entitled to receive a fee, payable monthly in arrears, equal to (unless waived) 0.10% per annum of the sum of the net outstanding portfolio balance to the extent funds are available. CLNC Advisors, LLC has agreed to waive its entitlement to such Collateral Manager fee for so long as CLNC Advisors, LLC or an affiliate is the Collateral Manager under the Collateral Management Agreement.

The Collateral Manager may be removed upon at least 30 days’ prior written notice if certain events of default have occurred, by the Issuer or the Trustee, if the holders of at least 66-2/3% in aggregate outstanding amount of each class of Notes then outstanding give written notice to the Collateral Manager, the Issuer and the Trustee directing such removal. The Collateral Manager cannot be removed without cause but may resign as Collateral Manager upon 90 days’ prior written notice. Upon any resignation or removal of the Collateral Manager while any of the Notes are outstanding, holders of a majority of the Preferred Shares (excluding any Preferred Shares held by certain related parties) will have the right to instruct the Issuer to appoint an institution identified by such holders as replacement Collateral Manager. In the event that (i) 100% of the aggregate outstanding Preferred Shares are held by related parties, (ii) the proposed replacement Collateral Manager is an affiliate of the Collateral Manager, and (iii) the appointment of the proposed replacement Collateral Manager would constitute an “assignment” under the Investment Advisers Act of 1940, the holders of at least a majority of the aggregate outstanding principal balance of the most junior class of Notes not 100% owned by related parties (excluding any Notes held by related parties to the extent the replacement Collateral Manager is an affiliate of the Collateral Manager or the Collateral Manager has been removed after the occurrence of an event of default) may direct the Issuer to appoint an institution identified by such holders as replacement Collateral Manager.

Except with respect to the limitations set forth in the Indenture, the Collateral Manager is not obligated to pursue any particular investment strategy or opportunity with respect to the collateral interests.

Reinvestment Period

The CLO includes a 24-month reinvestment period (unless all of the Notes are redeemed, an event of default occurs and is continuing before such date, or the commercial real estate bridge loan financing business currently conducted by the Company and its subsidiaries ceases to be under the control of the Company or Colony Capital Operating Company, LLC) (the “Reinvestment Period”) during which the Issuer may acquire additional (a) mortgage loans, (b) combined loans or (c) participations in (i) a mortgage loan or (ii) a combined loan.

The Servicing Agreement

Except for certain non-serviced loans, the commercial real estate loans will be serviced by Keybank National Association, as servicer (the “Servicer”), and Colony Capital AMC OPCO, LLC, as special servicer (the “Special Servicer”), pursuant to a Servicing Agreement (the “Servicing Agreement”), dated as of October 22, 2019, by and among the Issuer, the Collateral Manager, the Servicer, the Special Servicer, the Advancing Agent, the Trustee and the Note Administrator.

The Servicing Agreement requires each of the Servicer and the Special Servicer to diligently service and administer the commercial real estate loans (other than certain non-serviced loans) and any applicable mortgaged property acquired directly or indirectly by the Special Servicer for the benefit of the secured parties under the Indenture. In connection with their respective duties under the Servicing Agreement, the Servicer and the Special Servicer (or any replacement servicer or special servicer) are entitled to monthly servicing and special servicing fees, as described in the Servicing Agreement.

The Issuer is a Taxable Mortgage Pool

The Issuer is a “taxable mortgage pool” (“TMP”) under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). So long as the Issuer is wholly-owned by Sub-REIT and Sub-REIT remains qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code, the Issuer is expected to be treated as a “qualified REIT subsidiary” that is generally treated as part of Sub-REIT rather than as a fully taxable C corporation, which is the general treatment of a TMP that is not a wholly-owned subsidiary of a REIT.

However, “excess inclusion income” (“EII”) attributable to a TMP, if distributed to the stockholders of a REIT, is taxable in all events to those stockholders regardless of the general tax characteristics of, and any tax attributes (such as net operating losses) otherwise available to, such stockholders. For example, EII would be unrelated business taxable income if it were distributed as dividends to stockholders of the Company that are otherwise generally exempt from U.S. federal income tax. The Company does not intend to distribute EII to its stockholders, but to instead pay (or cause to be paid) corporate income tax on such EII as and when it arises. Although the Company does not expect that the amount of any such corporate income tax will be material, there are various uncertainties concerning the correct computation of EII, which are to be based on regulations that have not yet been issued. These uncertainties could increase the amount of EII taxable to the Company or Sub-REIT above the amount the Company anticipates, could result in a portion of the dividends distributed to stockholders being treated as EII, or both. For more information, see “Taxation of Colony Credit Real Estate, Inc.—Requirements for Qualification-Taxable Mortgage Pools” and related disclosure in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission on March 1, 2019.

In addition, if the Issuer ceased to be a “qualified REIT subsidiary”, that would, subject to certain exceptions, generally be an event of default under the Indenture. In order for the Issuer to remain a “qualified REIT subsidiary” under the Internal Revenue Code, it must remain wholly-owned at all times by Sub-REIT or by another REIT. This generally will require Sub-REIT to retain not only all the equity in the Issuer, but also all of those classes of Notes as to which counsel to the Company is unable to render an opinion that they will be treated as indebtedness for U.S. federal income tax purposes if they are sold to another party. Such restrictions on transfer will restrict the liquidity of the equity in the Issuer and of the Class F Notes and the Class G Notes, and indirectly the assets that secure the Notes, and could prevent the Company and Sub-REIT from transferring all or part of those positions in circumstances in which it would otherwise do so.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On October 22, 2019, the Company issued a press release announcing the closing of the CLO. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished herewith to this Current Report on Form 8-K.

Exhibit No.	Description

10.1

Indenture, dated as of October 22, 2019, by and among CLNC 2019-FL1, Ltd., as Issuer, CLNC 2019-FL1, LLC, as Co-Issuer, CLNC Advancing Agent, LLC, as Advancing Agent, U.S. Bank National Association, as Trustee, Note Administrator and Custodian

99.1	Press Release dated October 22, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2019	COLONY CREDIT REAL ESTATE, INC.

	By:	/s/ David A. Palamé
	Name:	David A. Palamé
	Title:	General Counsel & Secretary